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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       JONES INTERNATIONAL NETWORKS, LTD.


         These Amended and Restated Articles of Incorporation amend and restate in their entirety the Articles of Incorporation and Articles of Amendment to the Articles of Incorporation of Jones International Networks, Ltd. filed with the Colorado Secretary of State on May 28, 1998 and September 30, 1999, respectively, and were duly adopted in accordance with the provisions of Sections 7-110-103 and 7-110-107 of the Colorado Business Corporation Act. These Amended and Restated Articles of Incorporation contain amendments that were adopted by the shareholders of Jones International Networks, Ltd. on January 26, 2000, and the number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

                                    ARTICLE I

         The name of the corporation is Jones International Networks, Ltd. (the "Corporation").

                                   ARTICLE II

         The nature of the business or purposes of the Corporation is to engage in the transaction of all lawful business and to pursue any other lawful purpose or purposes for which a corporation may be organized under the laws of the State of Colorado. The Corporation shall have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned. The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers that may now or hereafter be allowed or permitted by law.

                                   ARTICLE III

         The period of duration of the Corporation shall be perpetual.

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                                   ARTICLE IV

         The street address of the registered office of the Corporation shall be 9697 E. Mineral Avenue, Englewood, Colorado 80112. The name of the registered agent of the Corporation at such address shall be Lorri Ellis.

                                    ARTICLE V

         The address of the principal office of the Corporation shall be 9697
E. Mineral Avenue, Englewood, Colorado 80112.

                                   ARTICLE VI

         6.1. AUTHORIZED SHARES. The total number of shares of capital stock that the Corporation shall have authority to issue is 104,149,400 shares, consisting of three classes of capital stock:

                  (a) 100,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

                  (b) 2,231,400 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares; and, together with the Class A Shares, the "Common Shares"); and

                  (c) 1,918,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock").

         6.2. DESIGNATIONS, PREFERENCES, ETC. The designations, preferences, powers, qualifications and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth in Articles VII and VIII below.

                                   ARTICLE VII

         7.1. IDENTICAL RIGHTS. Except as herein otherwise expressly provided in this Article VII, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

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         7.2.     DIVIDENDS.

                  (a) When, as and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends. The Board of Directors of the Corporation may declare a dividend payable solely in Class A Shares to holders of both Class A Shares and Class B Shares.

                  (b) Dividends payable under this Paragraph 7.2 shall be paid to the holders of record of the outstanding Common Shares as their name shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph
7.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                  (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

         7.3 STOCK SPLITS. Except as otherwise provided by Paragraph 7.2(a) above, the Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

         7.4.     VOTING RIGHTS.

                  (a) On all matters submitted to the shareholders not requiring a class vote under applicable Colorado law, the holders of the Common Shares shall vote as a single class, with each Class A Share entitled to one vote and each Class B Share entitled to ten votes, except with respect to the election of the

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members of the Board of Directors for which there shall be class voting as described in subparagraph (b) below.

                  (b) With respect to the election of directors, the holders of the Class A Shares, voting as a separate voting group, shall be entitled to elect that number of directors which constitutes 25% of the total membership of the Board of Directors; and if such 25% is not a whole number, then the holders of the Class A Shares shall be entitled to elect the nearest higher whole number of directors which constitutes 25% of such membership. The holders of the Class B Shares, voting as a separate voting group, shall be entitled to elect the remaining directors.

                  (c) With respect to the removal of directors, the holders of the Class A Shares, voting as a separate voting group, shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of the Class A Shares; and the holders of the Class B Shares, voting as a separate voting group, shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of the Class B Shares.

                  (d) Any vacancy occurring in the Board of Directors created by the death, resignation or removal of any director, whether elected by the holders of the Class A Shares or the Class B Shares, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless the remaining directors elect to call a special meeting of the shareholders for the purpose of filling such vacancy. If permitted by the Bylaws of the Corporation, the Board of Directors may increase the number of directors, and any vacancy so created may be filled by the Board of Directors; provided that unless the conditions set forth in subparagraph (e) below exist in respect of the next previous meeting of shareholders at which directors have been elected, the number of directors may be so increased by the Board of Directors only to the extent that 25% of the enlarged board shall consist of directors elected by the holders of the Class A Shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Class A Shares. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor is elected and has qualified.

                  (e) The Class A Shares shall not have the right to elect directors set forth in subparagraph (b) above if, on the record date for any meeting of shareholders at which directors are to be elected, the number of issued and outstanding Class A Shares (exclusive of any such shares held as treasury stock)

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is less than 10% of the aggregated number of issued and outstanding Class A
Shares and Class B Shares (exclusive of any such shares held as treasury stock). In such event, all directors to be elected at such meeting shall be elected by holders of Class A Shares and Class B Shares voting together as a single class, provided that with respect to said election the holders of Class A Shares shall have one vote for each share and the holders of Class B Shares shall have ten votes for each share.

         7.5 NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of Common Shares shall be entitled to preemptive or subscription rights.

         7.6 CONVERSION OF CLASS B SHARES. At any time, and from time-to-time, a holder of shares of Class B shall be entitled to convert Class B Shares to Class A Shares on a share for share basis. As promptly as practicable after the surrender of any Class B Shares for conversion and the receipt of a conversion notice relating thereto, the Corporation shall deliver or cause to be delivered at said office or agency, to or upon the written order of the holder of the Class B Shares so surrendered, a certificate or certificates representing the number of fully paid and non-assessable Class A Shares into which such Class B Shares (or portions thereof) may be converted in accordance with the provisions of this Section 7.6, registered in such name or names as are specified in the conversion notice. In case any Class B Shares shall be surrendered for partial conversion, the Corporation shall deliver or cause to be delivered a certificate or certificates representing the unconverted portion of the surrendered Class B Shares. Such conversion shall be deemed to have been effected at the close of business on the date when such Class B Shares shall have been surrendered for conversion together with the conversion notice, so that the rights of the holder of such Class B Shares as such holder shall cease at such time and the person or persons entitled to receive the Class A Shares upon conversion of such Class B Shares shall be treated for all purposes as having becoming the record holder or holders of such Class A Shares at such time; PROVIDED, HOWEVER, that no such surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the Class A Shares upon such conversion as the record holder or holders of such Class A Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Class A Shares as the record holder or holders thereof for all purposes at the opening of business on the next succeeding business day on which such stock transfer books are open.

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                                  ARTICLE VIII

         8.1. DIVIDENDS. The holders of the Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors. No dividends (in cash, property or shares of the Company) shall be paid on the Common Shares unless and until equal dividends per share have been declared and paid on the Preferred Stock.

         8.2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to receive, prior and in preference to the holders of Common Shares, $12.50 per share of Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to the Preferred Stock), plus any unpaid dividends, and no more. A merger of the Company in which the Company is not the surviving entity (except a reincorporation merger or other mere changes of form of the Company) or a sale of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up for purposes of this Section 8.2.

         8.3. AUTOMATIC CONVERSION. Each share of the Preferred Stock shall be automatically converted into that number of shares of Class A Shares equal to the Preferred Stock Conversion Rate (as defined in Section 8.4) upon the completion by the Company of a public equity offering or a series of public equity offerings raising aggregate gross proceeds of at least $20,000,000.

         8.4. OPTIONAL CONVERSION. Upon compliance with the procedures of this Section 8, each one share of Preferred Stock shall be convertible at the option of the holder thereof at any time into that number of shares of Class A Shares equal to the Preferred Stock Conversion Rate. The Preferred Stock Conversation Rate shall be determined by dividing $12.50 (as may be adjusted for any stock dividends, combinations or splits of the Preferred Stock) by the "Conversion Price." The Conversion Price shall initially be $12.50, subject to adjustment as hereinafter provided in this Section 8.4.

                  (a) If the Company shall at any time or from time to time prior to September 30, 2000, issue any shares of Common Shares, or preferred stock, warrants, options, rights, or other securities convertible into or exchangeable or exercisable for shares of Common Shares (such event being referred to hereinafter as a "Financing"), without consideration or for a consideration per share less than the prevailing Conversion Price, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a

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price equal to the consideration per share received or deemed received by the
Company for such shares or securities convertible or exercisable for shares, provided, however, that this provision shall not apply to shares issued pursuant to any option or right to purchase or acquire Common Shares outstanding on September 30, 1999 or shares which the Company is contractually bound to issue on such date, regardless of the actual date of issuance. In the event of an adjustment, the number of shares of Common
Shares issuable upon conversion shall be increased to the number obtained by dividing the product of the number of shares of Common Shares issuable upon conversion before such adjustment, and the Conversion Price in effect immediately prior to the issuance giving rise to this adjustment by the new Conversion Price.

         Notwithstanding anything contained in this Section 8.4, the adjustment provided for in the immediately preceding paragraph shall not apply to: (i) options to acquire shares of Common Shares at the fair market value thereof at the date of grant and the shares of Common Shares subject to such options; and (ii) shares of Class A Shares issued upon conversion of the Preferred Stock.

                   (b) In the event of the issuance by the Company after September 30, 2000 and prior to October 1, 2007, of any shares of Common Shares, or preferred stock, warrants, options, rights of other securities convertible into or exchangeable or exercisable for shares of Common Shares, without consideration or for a consideration per share less than the prevailing Conversion Price, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the quotient obtained by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Shares outstanding (including any shares of Common Shares deemed to have been issued pursuant to subdivision (iii) of clause (c) below, all of which shall be deemed to have been issued immediately prior to such issuance) multiplied by the Conversion Price in effect immediately prior to such issuance, plus (b) the consideration received by the Company upon such issuance, by (ii) the total number of shares of Common Shares outstanding (including any shares of Common Shares deemed to have been issued pursuant to subdivision (iii) of clause (c) below, all of which shall be deemed to have been issued).

                  (c) For the purposes of any adjustment of the Conversion Price pursuant to clauses (a) and (b), the following provisions shall be applicable:

                           (i) In the case of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash received

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         by the Company therefor, before deduction for any fees or commissions which may be paid in connection with any such issuance.

                           (ii) In the case of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value of such consideration as determined in the good faith judgment of the Board of Directors of the Company.

                           (iii) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Shares, (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (1) The aggregate maximum number of shares
                  of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

                                    (2) the aggregate maximum number of shares
                  of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above);


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                                    (3) on any change in the number of shares or
                  exercise price of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                                    (4) on the expiration of any such options or
                  rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                  (d) If the number of shares of Common Shares outstanding at any time hereafter is increased by a stock dividend payable in shares of Common Shares or by a subdivision or split-up of shares of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, such Conversion Price shall be appropriately decreased so that the number of shares of Common Shares issuable on conversion shall be increased in proportion to such increase in outstanding shares.

                  (e) If at any time hereafter the number of shares of Common Shares outstanding is decreased by a combination of the outstanding shares of Common Shares, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Shares issuable on conversion shall be decreased in proportion to such decrease in outstanding shares.

                  (f) If at any time hereafter any reorganization, reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation, merger (including a merger in which the Company is the surviving entity) or a sale or other disposition of all or substantially all of the Company's assets shall occur, then each share of Preferred Stock shall (in lieu of or, in respect of sales

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of all or substantially all assets, in addition to, being exercisable for shares of Common Shares) after such reorganization, reclassification, consolidation, merger, sale or other disposition be exercisable into the kind and number of shares of stock or other securities or property (including cash) of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section shall similarly apply to successive reorganizations, reclassifications and other transactions contemplated above.

                  (g) All calculations under this Section 8.4 shall be made to the nearest cent ($.01) or to the nearest one-tenth of a share, as the case may be. No fractional shares or scrip representing fractions of shares shall be issued upon conversion of any Preferred Stock. Instead, the number of shares of Class A Shares received upon conversion shall either be rounded up or down to the appropriate number of full shares, depending on whether the applicable fraction of a share is half or less. If the fraction is less than half the number of shares shall be rounded down. If the fraction is half or more, the number of shares shall be rounded up.

                  (h) In any case in which the provisions of this Section 8.4 shall require that an adjustment of the Conversion Price shall become effective immediately after a record date for an event, the Company may, until the occurrence of such event, defer issuing to the holder of any Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon exercise before giving effect to such adjustment; provided, however, the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (i) Whenever the Conversion Price shall be adjusted as provided in Section 8.4, the Company shall forthwith file, at its principal office or at such other place as may be designated by the Company, a statement, signed by its president or chief financial officer and by its treasurer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in

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effect after such adjustment. The Company shall cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each holder of the Preferred Stock at such holder's address appearing in the Company's records.

                  (j) In the event the Company shall propose to take any action of the types described in clause (f) of Section 8.4, the Company shall give notice to each holder of the Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Preferred Stock and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (k) The Company will not, by amendment of its Articles of Incorporation or bylaws or through any reorganization, transfer of assets, reclassification, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company hereunder but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against impairment.

                  (l) The Company shall at all time reserve and keep available for issuance upon the conversion of the shares of Preferred Stock such number of its authorized but unissued shares of Class A Shares, free from all preemptive rights therein, as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Preferred Stock into Class A Shares and shall take all action required to increase the authorized number of shares of Class A Shares if at any time there shall be insufficient authorized but unissued shares of Class A Shares to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

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         8.5. PROCEDURE. In order to exercise the conversion right, the holder of each share of Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by written notice that the holder thereof elects to convert Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney-in-fact. As promptly as practicable after the surrender of certificates for shares of Preferred Stock, the Company shall issue and shall deliver to such holder a certificate or certificates for the number of full shares of Class A Shares issuable upon the conversion of such shares in accordance with the provisions of this
Section 8. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of which the certificates for shares of Preferred Stock shall have been surrendered and such notice received as aforesaid.

         8.6. VOTING RIGHTS. The holders of the Preferred Stock shall have one vote for each Class A Shares-equivalent share and shall vote with holders of the Common Shares (as a single voting group) on all matters brought before the shareholders, except as otherwise required by law or these Articles of Incorporation.

         8.7. REDEMPTION RIGHTS. The holders of a majority of the outstanding shares of Preferred Stock may elect, at any time and from time to time on and after October 1, 2007, to have the Company redeem all then outstanding Preferred Stock at $12.50 per share (as adjusted for any stock dividends, combinations or splits with respect to the Preferred Stock), plus all cumulative and unpaid dividends and any declared, but unpaid, dividends. The Company may also elect to redeem any or all of such shares on the same basis. If the Company elects to redeem less than all such shares, it shall do so on a prorata basis among the holders of such shares.

         8.8. NO REISSUANCE. All shares of Preferred Stock redeemed or converted pursuant to this Section 8 shall be canceled, shall not be reissued and shall be eliminated from the shares which the Company is authorized to issue.

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                                   ARTICLE IX

         The Corporation reserves the right to amend or repeal any provisions contained in these Amended and Restated Articles of Incorporation from time to time and at any time in the manner now or hereafter prescribed in these Amended and Restated Articles of Incorporation and by the laws of the State of Colorado, and all rights herein conferred upon shareholders are granted subject to such reservation.

                                    ARTICLE X

         Any action proposed to be taken by the shareholders which, but for this Article X, would require a greater vote under the Colorado Business Corporation Act, as amended from time to time, may be taken by a majority of the votes to which the then outstanding shares, or any class or series thereof, are entitled.

                                   ARTICLE XI

         The business and affairs of the Corporation shall be managed by a Board of Directors, the members of which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose. The number of directors shall be as stated in the Corporation's Bylaws and the number of directors may be increased or decreased from time to time in the manner provided in the Bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                   ARTICLE XII

         Shareholders of the Corporation shall not have cumulative voting rights.

                                  ARTICLE XIII

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

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         13.1. CONFLICTING INTEREST TRANSACTIONS. As used in this paragraph,
"conflicting interest transaction" means any of the following: (i) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or any entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose, so long as such transaction satisfies one or more of the conditions set forth in Section 7-108-501(2) of the Colorado Business Corporation Act. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

         13.2. INDEMNIFICATION. The Corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he or she is or was a director, officer, agent, fiduciary or employee of the Corporation or because he or she is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Corporation's request. The Corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

         13.3. LIMITATION OF DIRECTOR'S LIABILITY. No director of the Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for: (i) any breach of the

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directors' duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Section 7-106-401 of the Colorado Business Corporation Act or the articles of incorporation if it is established that the director did not perform his or her duties in compliance with Section 7-108-401 of the Colorado Business Corporation Act, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Section 7-106-401 of the Colorado Business Corporation Act or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. If the Colorado Business Corporation Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Nothing contained herein will be construed to deprive any director of his or her right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he or she may have for contribution from any other director or other person.

         13.4. NEGATION OF EQUITABLE INTERESTS IN SHARES OR RIGHTS. Unless a person is recognized as a shareholder through procedures established by the Corporation pursuant to Section 7-107-204 of the Colorado Business Corporation Act or any similar law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other persons, including without limitation a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

         Executed this 27th day of January, 2000.


                                       /s/ Lorri Ellis
                                       ------------------------
                                       Lorri Ellis
                                       Corporate Secretary


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         I hereby consent to my appointment as the registered agent for Jones
International Networks, Ltd.


                                       /s/ Lorri Ellis
                                       ------------------------
                                       Lorri Ellis



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